Februray 27, 2007 sale of 20,000 shares

Sale Price  Shares Sold

$3.15   1,600

$3.16   1,100

$3.17   3,200

$3.18   200

$3.19   2,300

$3.20   700

$3.23   2,500

$3.25   2,800

$3.26   200

$3.27   600

$3.28   4,800